Exhibit 99.4

Terphane Holdings LLC and

Terphane Holding Corporation

and Subsidiaries

Consolidated Financial Statements at

December 31, 2010, 2009 and 2008

and Report of Independent Auditors

Report of Independent Auditors

To the Members

Terphane Holdings LLC

1	We have audited the accompanying consolidated balance sheet of Terphane Holdings LLC and its subsidiaries (“TH LLC” or the “Company”) as of December 31, 2010, and the related consolidated statements of operations and comprehensive income (loss), of members’ equity and of cash flows for the three-month period then ended. We have also audited the accompanying consolidated balance sheet of Terphane Holding Corporation and its subsidiaries (“THC”) as of December 31, 2009, and the related consolidated statements of operations and comprehensive income (loss), of net capital deficiency and of cash flows for the nine-month period ended September 30, 2010 and for the years ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

2	We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

3	In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Terphane Holdings LLC and its subsidiaries at December 31, 2010, and the results of their operations and their cash flows for the three-month period then ended, and also the financial position of Terphane Holding Corporation and its subsidiaries at December 31, 2009, and the results of their operations and their cash flows for the nine-month period ended September 30, 2010 and for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

4	As discussed in Note 9 to the consolidated financial statements, the 2009 financial statements were retroactively adjusted in relation to income tax expenses.

São Paulo, June 30, 2011

/s/ PricewaterhouseCoopers Auditores Independentes

PricewaterhouseCoopers

Auditores Independentes

2

Index

Consolidated Financial Statements
Consolidated Balance Sheets		2
Consolidated Statements of Operations and Comprehensive Income (Loss)		3
Consolidated Statements of Members’ Equity and Net Capital Deficiency		4
Consolidated Statements of Cash Flows		5
Notes to the Consolidated Financial Statements
1	Summary of Significant Accounting Policies	7
2	Business Combination	12
3	Trade Accounts Receivable, Net	13
4	Inventories	14
5	Other Assets	14
6	Property, Plant and Equipment	15
7	Loans and Financing	15
8	Other Accrued Expenses	18
9	Income Taxes	19
10	Employee Benefit Plan	20
11	Capital	20
12	Commitments and Contingencies	21
13	Interest and Financing Expenses, Net	22
14	Segment Information	22
15	Supplemental Information - Consolidated Adjusted EBITDA	24

1 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Consolidated Balance Sheets at December 31

In thousands of U.S. dollars

	Successor	Predecessor		Successor	Predecessor
		Adjusted (Note 9) 2009			Adjusted (Note 9) 2009
	2010			2010

Assets			Liabilities and members’ equity (net capital deficiency)

Current assets			Current liabilities
Cash and cash equivalents	7,383	1,922	Trade accounts payable	15,255	5,833
Short term investments	1,236	466	Loans and financing (Note 7)	7,891	87,446
Trade accounts receivable, net (Note 3)	22,421	12,794	Interest payable	10	517
Inventories (Note 4)	14,259	16,418	Taxes payable	6,267	3,475
Recoverable taxes	2,934	1,096	Other accrued expenses (Note 8)	4,918	3,187

Other assets	731	2,789

				34,341	100,458

	48,964	35,485

			Long-term liabilities
Non-current assets			Loans and financing (Note 7)	62,504	15,395
Trade accounts receivable, net (Note 3)	900	1,144	Deferred taxes (Note 9)	6,747	208
Property, plant and equipment, net (Note 6)	86,114	52,179	Provision for contingencies (Note 12)	190	182

Deferred financing cost, net	1,674
Recoverable taxes	68	110		69,441	15,785

Other assets	517	493

			Members’ equity (net capital deficiency)
	89,273	53,926	Capital contribution	40,000	107
			Share subscription receivable		(493)
			Treasury shares		(169)
			Cumulative translation adjustment	1,150	18,027
			Accumulated losses	(6,695)	(44,304)

				34,455	(26,832)

Total assets	138,237	89,411	Total liabilities and members’ equity (net capital deficiency)	138,237	89,411

The accompanying notes are an integral part of these consolidated financial statements.

2 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Consolidated Statements of Operations

and Comprehensive Income (Loss)

In thousands of U.S. dollars

	Successor	Predecessor
	Three-month	Nine-month	Years ended
	period ended December 31, 2010	period ended September 30, 2010	December 31, 2009	December 31, 2008
			(Adjusted - Note 9)

Net sales	39,401	87,836	93,394	115,336
Cost of goods sold	(30,478)	(77,214)	(85,893)	(97,899)

Gross profit	8,923	10,622	7,501	17,437

Operating expenses
Selling expenses	(1,007)	(2,655)	(3,458)	(4,156)
General and administrative expenses	(1,509)	(3,621)	(4,400)	(4,943)
Transaction costs (Note 2)	(5,500)
Other operating income (expense), net	(757)	(1,326)	2,899	(1,891)

	(8,773)	(7,602)	(4,959)	(10,990)

Operating profit	150	3,020	2,542	6,447

Other income (expense)
Negative goodwill (Note 2)	1,384
Interest and financing expenses, net (Note 13)	(4,089)	(17,106)	(15,225)	(15,023)
Foreign currency gain (loss), net	(333)	(500)	4,292	(5,773)

	(3,038)	(17,606)	(10,933)	(20,796)

Loss before income taxes	(2,888)	(14,586)	(8,391)	(14,349)
Current income taxes (Note 8)	(3,174)	1,386	(2,195)
Deferred income taxes (Note 8)	367	1,165	1,259	2,140

Loss for the period/year	(5,695)	(12,035)	(9,327)	(12,209)

Other comprehensive income (loss) - foreign currency translation	1,150	1,824	15,672	(20,474)

Comprehensive income (loss)	(4,545)	(10,211)	6,346	(32,683)

The accompanying notes are an integral part of these consolidated financial statements.

3 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

Consolidated Statements of Members’ Equity

and Net Capital Deficiency

In thousands of U.S. dollars

	Capital contribution	Shares subscription receivable	Treasury shares	Cumulative translation adjustment	Accumulated losses	Total

Predecessor
At January 1, 2009 - Predecessor	107	(494)	(164)	2,355	(34,977)	(33,173)
Loss for the year					(9,327)	(9,327)
Treasury shares repurchased		1	(5)			(4)
Foreign currency translation				15,672		15,672

At December 31, 2009 - Predecessor - adjusted (Note 9)	107	(493)	(169)	18,027	(44,304)	(26,832)
Loss for the period					(12,035)	(12,035)
Foreign currency translation				1,824		1,824

At September 30, 2010 - Predecessor	107	(493)	(169)	19,851	(56,339)	(37,043)

Successor
Capital contribution	40,000					40,000
Loss for the period					(5,695)	(5,695)
Disproportionate distribution of dividends paid by subsidiaries					(1,000)	(1,000)
Foreign currency translation				1,150		1,150

At December 31, 2010 - Successor	40,000			1,150	(6,695)	34,455

The accompanying notes are an integral part of these consolidated financial statements.

4 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Consolidated Statements of Cash Flows

In thousands of U.S. dollars

	Successor	Predecessor
	Three-month	Nine-month	Years ended
	period ended December 31, 2010	period ended September 30, 2010	December 31, 2009	December 31, 2008
			(Adjusted - Note 9)

Cash flows from operating activities

Loss for the period/year	(5,695)	(12,035)	(9,327)	(12,209)

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	6,735	12,903	17,626	13,415
Bad debt allowance (reversal)	286	104	137	136
Loss on disposal of fixed assets				282
Foreign exchange (gain) or loss	333	500	(4,292)	5,773
Deferred income taxes	(367)	(1,165)	(1,259)	(2,564)
Amortization of deferred finance costs	1,129		547	1,360
Amortization of discount on senior notes			244	604
Negative goodwill	(1,384)
Net decrease (increase) in assets
Accounts receivable	(2,164)	(6,510)	8,429	3,894
Inventories	692	2,057	7,518	(7,614)
Other assets	(1,713)	1,325	(1,018)	1,931
Net increase (decrease) in liabilities
Trade accounts payable	2,690	6,229	(8,442)	(651)
Interest and taxes payable	1,875	8,287	859	189
Other accrued liabilities and reserves	899	5,166	(1,063)	(1,531)

Net cash provided by operating activities	3,316	16,861	9,959	3,015

Cash flows from investing activities
Capital expenditures	(1,351)	(1,929)	(1,710)	(3,565)
Acquisition of subsidiary net of cash received	(25,496)

Net cash used in investing activities	(26,847)	(1,929)	(1,710)	(3,565)

Cash flows from financing activities
Capital contribution	40,000
Principal payments on senior notes	(44,273)	(1,723)	(3,446)	(3,446)
Proceeds from other financing	40,000	4,000	4,850	18,130
Payment of other financing	(1,500)	(3,500)	(9,960)	(14,078)
Disproportionate distribution of dividends paid by subsidiaries	(1,000)
Repurchase of treasury shares			(1)	(10)

Net cash provided by (used in) financing activities	33,227	(1,223)	(8,557)	596

Effect of exchange rate changes on cash	(1,077)	183	663	(396)

5 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Consolidated Statements of Cash Flows

In thousands of U.S. dollars	(continued)

	Successor	Predecessor
	Three-month	Nine-month	Years ended
	period ended December 31, 2010	period ended September 30, 2010	December 31, 2009	December 31, 2008
			(Adjusted - Note 9)

Net increase (decrease) in cash and cash equivalents	8,619	13,892	355	(350)

Cash and cash equivalents

Beginning of the period/year		2,388	2,033	2,383

End of the period/year	8,619	16,280	2,388	2,033

Supplemental disclosure of cash flow information
Interest paid	5,249	308	11,412	12,107
Income taxes paid	1,335	296	582	411

The accompanying notes are an integral part of these consolidated financial statements.

6 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

1	Summary of Significant Accounting Policies

(a)	Presentation of the financial statements

Terphane Holdings LLC (“the Company”) is a Delaware limited liability company formed on August 18, 2010 and a wholly owned indirect subsidiary of Vision Capital Partners VII LP (“Vision Capital”), a private equity firm. On September 29, 2010, Vision Capital, through its subsidiary Terphane Holdings LLC, acquired Terphane Acquisition Corporation (“TAC”) from Terphane Holding Corporation (“THC”) (the “Transaction”). The Company is a single member limited liability company and Terphane Holdco Lux S.a.r.l. is the sole and managing member. TAC owns 100% of the outstanding capital stock of Terphane Inc. and 99.99% of the outstanding capital stock of Terphane Ltda. THC formerly was comprised of the same entities and the same effective percentage ownership as the Company; however, the ownership structure of the subsidiaries was modified during the Transaction.

The Transaction was accounted for as a purchase in accordance with US GAAP. Accordingly, the purchase price paid in the Transaction has been allocated to identifiable assets acquired and liabilities assumed based upon their estimated fair values at the acquisition date, reflecting the acquisition method of accounting as required under US GAAP by ASC Topic 805, “Business Combination” and ASC Topic 810-10, “Consolidation”. This allocation is preliminary and includes a number of estimates which, upon further evaluation, may require modification. These modifications, if any, will be completed no later than September 30, 2011 (see Note 2).

The financial information as of September 30, 2010 and December 31, 2009, for the nine-month period ended September 30, 2010 and for the years ended December 31, 2009 and December 31, 2008 reflects THC’s results, prior to the Transaction, and is referred to as “Predecessor”. The financial information as of December 31, 2010 and for the three-month period then ended reflects the impact of the purchase allocation of the Transaction, and is referred to as “Successor”. As a result, the consolidated financial statements of the Predecessor and Successor are not comparable.

In light of the proximity of the date to the Company’s September accounting period close, which was September 30, 2010, the Company elected to adopt a convenience date of September 30, 2010, for recording the new entity reporting. The Company analyzed the transactions that occurred during the one-day period of September 30, 2010, the day after the Transaction date, and concluded that such transactions represented less than one-percent of the total net sales during fiscal 2010. As a result, the Company determined that September 30, 2010 would be an appropriate date to coincide with the Company’s normal financial period close for the month of September 2010. As a result, the fair value of the Predecessor company’s assets and liabilities became the new basis for the Successor Company’s Consolidated Balance Sheet as of the September 30, 2010, and all operations beginning October 1, 2010 are related to the Successor company.

The Company has no assets or operations other than its investment in its subsidiaries, each of which is a guarantor of the Company’s various debt instruments. Accordingly, the consolidated financial statements include the assets, liabilities and operations of the subsidiary guarantors. The guarantees of the subsidiary guarantors, which relate to the Company’s obligations under its senior secured notes and credit agreements, are full and unconditional, joint and several.

As detailed in Note 9, management is performing an overall review of its transfer pricing tax calculations and decided to provide for the maximum potential income tax exposure identified. As a consequence, the financial information of THC as of December 31, 2009 and for the year then ended, presented for comparative purposes, has been adjusted to reflect an additional income tax expense of US$ 2,126.

7 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

We have asked our auditors to extend their procedures in order to change their scope from review to exam. The reissue of these consolidated financial statements of the Company, considering this change in scope, was authorized by management on June 27, 2011, date through which management has evaluated subsequent events.

(b)	Principles of consolidation

The consolidated financial statements include the accounts of the Predecessor and Successor and their subsidiaries (TAC, Terphane Inc. and Terphane Ltda.). Intercompany transactions have been eliminated.

The Company also evaluates consolidation of entities under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, Consolidation. FASB ASC 810 requires management to evaluate whether an entity or interest is a variable interest entity and whether the Company is the primary beneficiary. Consolidation is required if both of these criteria are met. The Company does not have any variable interest entities requiring consolidation.

(c)	Description of the business

The Company, through TAC, its wholly owned subsidiary, is the holding company for Terphane Inc. and Terphane Ltda. Terphane Inc. manufactures and markets thin polyester films for the packaging and industrial applications in North America. Terphane Ltda. manufactures and markets similar products in South America.

TAC’s subsidiaries operate two manufacturing facilities, one in Bloomfield, New York (Terphane Inc.) and the other in Cabo de Santo Agostinho, Brazil (Terphane Ltda.). Polyester films have a wide range of applications, most notably (i) flexible packaging and (ii) industrial applications. The Company’s films are sold under the brand name Terphane®.

(d)	Cash equivalents

Cash equivalents are highly liquid instruments available immediately on demand and with insignificant risk of change in value.

(e)	Inventories

Inventories are stated at the lower of cost or market, with cost being determined using the average cost method.

(f)	Property, plant and equipment

Property, plant and equipment are stated at cost or their allocated acquisition cost derived from the fair value at acquisition of each of the two operating subsidiaries or at cost for subsequent additions. Major renewals, improvements, strategic spare parts and significant replacements are capitalized, while minor replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

8 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

(g)	Tax incentives

Terphane Ltda. is the beneficiary of tax incentives provided in the Program for the Development of the State of Pernambuco (PRODEPE), which are comprised of a presumed credit of 70.0% of the ICMS (value added-tax) payable on the sales of:

•	polyester films, which may be used up to August 2017;

•	metalized films, which may be used up to August 2018;

•	PVDC films, which may be used up to January 2013.

Terphane Ltda.’s manufacturing facility is also the beneficiary of certain income tax incentives. These incentives allow for a reduction in the standard Brazilian federal income tax rate levied on the operating profit of Terphane Ltda.’s products. Subsequent to the start-up of the expanded production capacity (P3 Project), Terphane Ltda. received approval to extend this tax benefit to the totality of its production, from January 1, 2005 through December 31, 2015. Consequently, income tax rates are reduced by 75.0% for the totality of Terphane Ltda.’s production.

(h)	Current and deferred income taxes

The Brazilian Federal statutory income tax rate is a composite of 34.0% (25.0% of income tax and 9.0% of social contribution on income). As indicated in item (g) above, Terphane Ltda.’s manufacturing facility is also the beneficiary of certain income tax incentives. Consequently, these incentives produce a current effective income tax rate of 15.25% for the Company (6.25% of income tax and 9.0% of social contribution on income). The U.S. federal statutory income tax rate is 34.0%. Terphane Inc. is also subject to state income tax in several states of the United States.

Deferred income tax is recognized on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled, considering, when applicable, the tax incentive.

Deferred income tax assets are recognized only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilized.

(i)	Foreign currency translation

The Company’s reporting currency is the U.S. dollar. The functional currency of Terphane Ltda. is the local currency, the Brazilian Real. In accordance with FASB ASC 830, Foreign Currency Matters, assets and liabilities of Terphane Ltda., denominated in Brazilian currency, are translated into U.S. dollars using period-end exchange rates, and income and expenses are translated using the average exchange rates for the reporting period. Gains or losses resulting from foreign currency transactions are included in results of operations. In accordance with FASB ASC 220 Comprehensive Income, translation adjustments are recorded as a separate component of members’ equity (Successor) or net capital deficiency (Predecessor) in other comprehensive income (loss).

9 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

(j)	Concentration of credit risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of accounts receivable. Management believes this risk is minimal as the Company routinely performs credit evaluation on its customers. During the three-month period ended December 31, 2010, five customers accounted for 27.2% of the Company’s sales. During the nine-month period ended September 30, 2010, five customers accounted for 27.6% of the Predecessor’s sales (21.9% during the year ended December 31, 2009 and 24.1% during the year ended December 31, 2008). The same five customers accounted for 25.3% of the accounts receivable balance at December 31, 2010 (18.4% at December 31, 2009).

(k)	Revenue recognition

Revenue is recognized when it is realized or realizable and has been earned.

Product revenue is recognized when the product has been shipped and legal title and all risks of ownership have been transferred, the sales price is fixed and determinable, and collectability is reasonably assured. Appropriate accruals for shipping and handling costs, freights, discounts, rebates, and other allowances were recorded by the Successor as a reduction in sales and amounted to US$ 1,893 for the three-month period ended December 31, 2010. The Predecessor recorded US$ 5,296 for the nine-month period ended September 30, 2010, and US$ 6,393 and US$ 7,413 during the years ended December 31, 2009 and 2008, respectively.

(l)	Foreign operations

Net sales from Terphane Ltda. amounted to 73.0% of the Successor’s consolidated sales for the three-month period ended December 31, 2010, 65% of the Predecessor’s consolidated sales for the nine-month period ended September 30, 2010, and 68.0% and 71.0% of the Predecessor’s consolidated sales for the years ended December 31, 2009 and 2008, respectively.

(m)	Fair value of financial instruments

The main Company’s financial instruments are cash and cash equivalents, accounts receivable, accounts payable and current-term and long-term debt. The recorded values of cash and cash equivalents, accounts receivable, accounts payable, short-term recoverable taxes and taxes payable approximate their fair values based on their short-term nature.

(n)	Derivative instruments

All derivative instruments are recorded on the balance sheet at fair value. Changes in fair value shall be recognized in current operations, unless the derivative is designated as part of a hedge transaction. No transaction has been designated for hedge accounting for any of the periods presented.

(o)	Comprehensive income (loss)

Comprehensive income (loss) is defined as the change in equity of a business enterprise during a period arising from transactions and other events and circumstances involving non-owner sources. For the

10 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

three-month period ended December 31, 2010, for the nine-month period ended September 30, 2010 and for the years ended December 31, 2009 and 2008, comprehensive income (loss) was composed of net losses, adjusted for foreign currency translation adjustments.

(p)	Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The more significant estimates include: purchase price allocation, economic useful lives of property, plant and equipment; allowances for doubtful accounts and obsolete inventories; and estimated timing of the reversal of tax temporary differences and the utilization of tax losses carryforwards. Actual results could differ from those estimates.

(q)	New accounting pronouncements

(i)	Business combinations and noncontrolling

Interests in consolidated financial statements

In December 2007, the FASB issued accounting standards updates on business combinations and noncontrolling interests in consolidated financial statements. The new accounting guidance establishes principles and requirements for how the acquiring entity recognizes and measures the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The new guidance further addresses the accounting and reporting for entities that consolidate a noncontrolling interest, sometimes called a minority interest. The adoption of the new guidance on January 1, 2010 did not have a material impact on the consolidated financial statements.

(ii)	Subsequent events

In May 2009, the FASB issued an accounting standards update on subsequent events. The new accounting guidance establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The accounting guidance includes a new required disclosure of the date through which an entity has evaluated subsequent events and is effective for interim reporting periods ending after June 15, 2009. The adoption of the new guidance did not have a material impact on the consolidated financial statements.

(iii)	Accounting for transfers of

financial assets

In June 2009, the FASB issued an accounting standards update on the accounting for transfers of financial assets. The new accounting guidance eliminates the qualifying special-purpose entity concept, introduces a new unit of account definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarifies and changes the de-recognition criteria for a transfer to be accounted for as a sale, changes the amount of recognized gain or loss on a transfer of financial assets

11 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

accounted for as a sale when beneficial interests are received by the transferor and requires extensive new disclosures. The accounting standards update is effective for annual reporting periods beginning after November 15, 2009. The adoption of the new guidance did not have a material impact on the consolidated financial statements.

(iv)	Consolidation of variable interest entities

In June 2009, the FASB issued an accounting standards update on the consolidation of variable interest entities. The new accounting guidance requires an analysis to determine who should consolidate a variable-interest entity, as well as when it would be necessary to reassess who should consolidate a variable-interest entity. The new guidance also eliminates the exemption for qualifying special purpose entities. The accounting standards update is effective for annual reporting periods beginning after November 15, 2009. The adoption of the new guidance did not have a material impact on the consolidated financial statements.

2	Business Combination

As described in Note 1, on September 29, 2010, the Company acquired TAC from THC. TAC owns 100% of the outstanding capital stock of Terphane Inc. and 99.99% of outstanding capital stock of Terphane Ltda. The acquired businesses are the sole businesses owned by the Company at September 30 and December 31, 2010. The purchase price paid in the Transaction has been allocated to identifiable assets acquired and liabilities assumed based upon their estimated fair values at the acquisition date. This allocation is preliminary and includes a number of estimates which, upon further evaluation, may require modification. It is management’s opinion that the acquiree’s recorded inventory values require no adjustment as the amounts are materially representative of current replacement cost for raw materials, net realizable value of the finished goods less costs to complete and a reasonable profit allowance for work-in-process, and net realizable value less a reasonable profit allowance for finished goods. Deferred taxes were adjusted based on the related subsidiaries’ current applicable tax rate for the fair value allocations. Initial transaction costs incurred by the Company and calculated negative goodwill in the amounts of (US$ 5,500) and US$ 1,384, respectively, were recorded in the income statement on October 1, 2010.

Details of net assets acquired and negative goodwill are as follows:

Total capital contribution	40,000
Less: initial transaction costs expensed	(5,500)
Less: bond issuance costs deferred	(1,500)

Purchase consideration
Cash paid (*)	33,000
Fair value of debt issued	57,550

Total purchase consideration	90,550

12 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

The fair value of the debt was based on the issuance price at par value of US$ 57,550 at the Transaction date.

The acquired assets and liabilities as of September 30, 2010 are as follows:

	Fair value	Acquiree’s carrying amount

Cash and cash equivalents (*)	7,504	7,504
Trade accounts receivable, net	19,918	19,918
Inventories	14,917	14,917
Other assets	6,206	6,206
Property, plant and equipment, net	90,235	41,835
Trade and other payables	(21,101)	(21,101)
Pre-existing loans and financing	(18,618)	(18,618)
Deferred tax asset/(liabilities)	(7,127)	254

Total net assets	91,934	50,915

Total purchase consideration	(90,550)

Negative goodwill	1,384

(*)	Acquisition of TAC, net of cash received, amounted to US$ 25,496.

3	Trade Accounts Receivable, Net

Accounts receivable consist of the following at December 31:

	Successor	Predecessor
	2010	2009

Accounts receivable	22,801	13,124
Allowance for doubtful accounts	(380)	(330)

Current assets	22,421	12,794

Accounts receivable	1,718	1,644
Allowance for doubtful accounts	(818)	(500)

Non-current assets	900	1,144

	23,321	13,938

13 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

The allowance for doubtful accounts is recorded based on specific identification of accounts that are deemed to be potentially uncollectible. Accounts are written off when all collection efforts have been exhausted.

The allowance for doubtful accounts is management’s estimate of incurred losses in the accounts receivables portfolio and is computed based on specific identification of accounts that have evidence of uncollectability or impairment. The allowance is determined based on expected cash flows that take into consideration, for accounts receivable which will depend on collateral to be collected, the estimated fair value of the collateral, less costs of sale of such collateral. Estimates with respect to expected cash flows are inherently uncertain, particularly for receivables from customers in a judicial collection process and/or under bankruptcy or liquidation proceedings. As a result, estimates may result in a range of expected losses. When some amount within the range appears at the time to be a better estimate than any other amount within the range, that amount is accrued. When no amount within the range is a better estimate than any other amount, however, the minimum amount in the range is accrued. Ultimate losses may be higher than the amount accrued.

4	Inventories

Inventories consist of the following at December 31:

	Successor	Predecessor
	2010	2009

Raw materials	7,143	4,247
Work in process	3,767	3,968
Finished goods	3,349	8,203

	14,259	16,418

5	Other Assets

On April 17, 2009, the Cabo plant was affected by an energy spike that damaged the protection circuits and burned the control panel of the polyester resin drying system. The repairs and the re-launch of this line were completed by May 7, 2009. The incident caused a business loss of about US$ 2.9 million corresponding to US$ 0.5 million of damaged products and US$ 2.4 million of business interruption. The Company had the right to be reimbursed for a portion of this business loss by an insurance company. Based on management’s estimates, which also considered prior experience with a similar situation, the Company had an outstanding receivable of US$ 1.7 million at December 31, 2009, which was reduced to US$ 1.2 million on September 30, 2010 and subsequently collected on October 25, 2010.

14 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

6	Property, Plant and Equipment

Property, plant and equipment consist of the following at December 31:

	Estimated useful life (years)	Successor	Predecessor
		2010	2009

Land		5,016	134
Building and improvements	2 - 60	48,850	24,533
Computer equipment	2 - 14	3,273	2,270
Machinery and equipment	2 - 43	157,443	115,692
Furniture and fixtures	4 - 18	1,862	1,080
Other	2 - 13	447	4,620

		216,891	148,329

Less: accumulated depreciation		(130,777)	(96,150)

Net		86,114	52,179

Depreciation of property plant and equipment for the Successor was US$ 6,735 for the three-month period ended December 31, 2010. Depreciation of property, plant and equipment for the Predecessor was US$ 12,903 for the nine-month period ended September 30, 2010, and US$ 17,626 and US$ 13,415 for the years ended December 31, 2009 and 2008, respectively. The variations in Property, Plant and Equipment balances were essentially caused by impact of the acquisition - purchase price allocation (see Note 2).

7	Loans and Financing

Consolidated debt is made up of the Company’s senior secured notes and loans and other financing at Terphane Ltda.:

	Successor	Predecessor
	December 31, 2010	December 31, 2009

Current	7,891	87,446
Long-term	62,504	15,395

Loans and financing	70,395	102,841

15 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

(a)	Successor

The terms and balances of the agreements are summarized as follows at December 31, 2010:

Type	Interest (p.a.) - %	Maturity	Pledges	Amount

Senior secured notes (ii)	14.0	June 2015	Substantially all assets of the Company and its subsidiaries, other than certain equipment securing Terphane Ltda.’s equipment financing facilities and certain excluded accounts	15,000

Secured term note (iii)	LIBOR + 6.0	December 2015	Substantially all assets of the Company and its subsidiaries, other than certain equipment securing Terphane Ltda.’s equipment financing facilities and certain excluded accounts	40,000

Equipment financing (iv)	LIBOR + 0.85	June 2016	Hermes credit risk insurance	13,785

Equipment financing (v)	LIBOR + 2.6	November 2012	Pledge of equipment	800

Equipment financing (vi)	8.0	May 2012	Pledge of equipment	810

				70,395

(b)	Predecessor

The terms and balances of the agreements are summarized as follows at December 31, 2009:

Type	Interest (p.a.) - %	Maturity	Pledges	Amount

Senior secured notes (i)	12.5	June 2009	Substantially all assets of the company, other than the P-3 operating equipment	46,500

Senior secured floating rate notes (i)	LIBOR + 9.7	June 2009	Substantially all assets of the company, other than the P-3 operating equipment	6,500

Senior secured notes (i)	12.5	June 2009	Substantially all assets of the company, other than the P-3 operating equipment	30,000

Equipment financing (iv)	LIBOR + 0.85	June 2016	Hermes credit risk insurance	16,291

Export prepayment (v)	LIBOR + 2.6	November 2012	Pledge of equipment	1,200

Equipment financing (vi)	8.0	May 2012	Pledge of equipment	1,350

Export credit (vii)	4.0	September 2010	None	1,000

				102,841

(i)	On June 9, 2004, the Predecessor issued US$ 46.5 million principal amount 12.5% fixed rate senior secured notes due 2009 and US$ 6.5 million principal amount floating rate senior secured notes due 2009. Approximately US$ 30 million of the proceeds were used by the Predecessor to purchase equity interests in TAC.

16 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

On March 30, 2005, the Predecessor issued an additional US$ 30 million principal amount 12.5% fixed rate senior secured notes due 2009. Approximately US$ 26 million of the proceeds was used to pay dividends. The fixed rate notes and the floating rate notes are referred to herein collectively as the senior secured notes and are denominated in U.S. dollars.

The senior secured notes matured on June 15, 2009. The fixed rate notes paid interest at an annual rate of 12.5% and the interest on the floating rate notes at an annual rate equal to six-month LIBOR plus 9.7%. Interest payments were made semiannually, on each June 15 and December 15, since December 15, 2004. The notes were guaranteed on a senior secured basis by the U.S. subsidiary, Terphane Inc., the Cayman Islands subsidiary, TAC, and the Brazilian subsidiary, Terphane Ltda.

The indenture for the senior secured notes also included various affirmative and negative covenants and events of default, including, among others, covenants on the limitation of additional debt, distributions, restricted payments, asset sales, dividends, issuances and sales of capital stock of subsidiaries, liens, acquisitions, and transactions with affiliates. In addition, on the last day of each fiscal quarter, if the consolidated adjusted EBITDA of the Predecessor during the preceding four consecutive quarters was less than US$ 20 million, the Company would pay interest at 1% per annum in excess of the stated rate.

On September 29, 2010, the Successor liquidated the abovementioned notes in connection with the Transaction as discussed in Note 1(a) and Note 2. The liquidation was partly effected through issuance of senior secured notes discussed in Note 7(ii) below. At December 31, 2010, the notes herein described were no longer outstanding.

(ii)	On September 29, 2010, the Company issued US$ 57,550 of senior secured notes due 2015, in part to liquidate the notes mentioned in (i) above, which were exchanged for the Notes described in (i) above. This note issuance was part of the Transaction as discussed in Note 1(a) and Note 2. The Company has the right to prepay the note holders and executed this right on December 29, 2010 for holders of the principal amount of US$ 42,550. The partial liquidation was effected through issuance of a secured loan discussed in Note 7(iii) below. At December 31, 2010, a principal amount of US$ 15,000 remained outstanding.

The senior secured notes mature on June 15, 2015. The senior secured notes pay interest at an annual rate of 14%. Interest payments are scheduled to be made quarterly, on each March 15, June 15, September 15 and December 15. The first payment was due on December 15, 2010. The notes are guaranteed on a senior secured basis by the Company’s U.S. subsidiary, Terphane Inc., the Company’s Cayman Islands subsidiary, TAC, the Company’s Brazilian subsidiary, Terphane Ltda. and any future U.S., Cayman Islands and Brazilian restricted subsidiaries.

The indenture governing the senior secured notes includes various covenants, including, among others, covenants on the limitation on incurrence of additional debt, distributions, restricted payments, asset sales, dividends, issuances and sales of capital stock of subsidiaries, liens, acquisitions, and transactions with affiliates.

In addition, on the last day of each fiscal quarter ended on or after December 21, 2010, the Consolidated Adjusted EBITDA of the Company during the preceding four consecutive quarters shall be no less than US$ 14 million. Consolidated Adjusted EBITDA is defined in the indenture governing the senior secured notes. For the definition of Consolidated Adjusted EBITDA, see Note 15. This covenant will cease to be in effect on the date when the aggregate principal amount of senior secured notes outstanding is below a certain threshold.

Subsequent to the closing date of these financial statements, on April 8, 2011, the Company liquidated the remaining senior secured notes in the principal amount of US$ 15,000 funded through internal operating cash flow.

(iii)	On December 29, 2010, the Company entered into a secured loan agreement for a US$ 40.0 million. The proceeds from this facility were used in part to assist in financing a tender offer of US$ 42,550 face value of the senior secured notes discussed in Note 7(ii) above. The loan facility is denominated in U.S. dollars and the principal is being repaid in 9 equal consecutive semi-annual installments commencing on December 15, 2011. The interest on the facility is payable on June 15, 2011 and then at each principal payment date, at a variable interest rate based on the six-month London Interbank Offered Rate, plus a margin of 6.0%.

The indenture governing the secured loan includes various covenants, including, among others, covenants on the limitation on incurrence of additional debt, distributions, restricted payments, asset sales, dividends, issuances and sales of capital stock of subsidiaries, liens, acquisitions, and transactions with affiliates.

17 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

In addition, on the last day of each fiscal year, the Consolidated EBITDA to Interest Expense Ratio shall be at least 2.0 and the Consolidated Net Debt to EBITDA Ratio shall not be higher than (a) 4.0, for the 2010 fiscal year; (b) 3.5, for the 2011 fiscal year; (c) 3.0, for the 2012 fiscal year; and (d) 2.5, for the 2013 through 2015 fiscal years.

Consolidated EBITDA, Interest Expense and Consolidated Net Debt to EBITDA Ratio are defined in the indenture governing the secured loan.

(iv)	In March 2004, Terphane Ltda. entered into a loan agreement for a € 18.5 million equipment financing facility. The proceeds from this facility were used for the construction of the new manufacturing line at Terphane Ltda.’s Cabo facility. In June 2005, this Euro amount was converted to a dollar based liability at Terphane Ltda.’s option under the terms of the loan agreement. The equipment financing facility is denominated in U.S. dollars and the principal is being repaid in 20 equal consecutive semi-annual installments commencing on January 1, 2007. The interest on the facility is payable on each principal payment date, at a variable interest rate based on the six-month London Interbank Offered Rate, plus a margin of 0.85%. Pursuant to the terms of the facility, Terphane Ltda. has the option to convert this variable interest rate to a fixed rate under certain circumstances, at market value. The loan agreement also includes various affirmative and negative covenants and events of default customary for similar facilities, such as: (i) maximum ratio of indebtedness to the EBITDA of Terphane Ltda. calculated for the year; (ii) minimum amount of quotaholders’ equity; and (iii) minimum current ratio.
(v)	In December 2007, Terphane Ltda. entered into a loan agreement for a US$ 2 million export pre-payment financing facility. The principal plus interest is being repaid in ten equal consecutive semi-annual installments beginning in June 2008.
(vi)	In June 2007, Terphane Ltda. entered into a loan agreement for a US$ 2.7 million equipment financing facility. The principal plus interest is being repaid in ten equal consecutive semi-annual installments beginning in December 2007.
(vii)	In December 2009, Terphane Ltda. entered into a loan agreement for a US$ 1.0 million export credit facilities, which was repaid in September 2010.

Annual maturities of debt at December 31, 2010 are:

2011	7,891
2012	12,065
2013	11,395
2014	11,395
2015	26,396
Thereafter	1,253

70,395

At December 31, 2010, management believes that the Company was in compliance with all debt covenants in accordance with the contracts.

8	Other Accrued Expenses

Other accrued expenses at December 31 consist of the following:

	Successor	Predecessor
	2010	2009

Salary and related payroll expenses	1,391	1,639
Accrued customer rebates	129	219
Freight	511	326
Incentive bonus	1,930	122
Other	957	881

	4,918	3,187

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Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

9	Income Taxes

Components of the deferred tax assets and liabilities are as follows at December 31:

	Successor	Predecessor
	2010	2009

Tax credit carryforwards		13,160
Allowance for doubtful accounts	175	266
Provision for inventory losses	129
Provision for obsolescence		208
Property, plant and equipment	(7,198)	(1,154)
Foreign currency unrealized gains in subsidiary	480	914
Other	(333)	(134)
Valuation allowance for deferred tax assets		(13,468)

Total net deferred tax liability	(6,747)	(208)

The Successor is a limited liability company classified as a disregarded domestic entity for tax purposes. TAC is also not subject to income tax in the Cayman Islands. The presentation of information within the note relates to the accounts of the taxable indirectly owned subsidiary companies, Terphane Inc and Terphane Ltda. The Brazilian Federal statutory income tax rate is a composite of 34.0% (25.0% of income tax and 9.0% of social contribution on income). The U.S. federal statutory income tax rate is 34.0%.

Since 2005, the Predecessor had reported taxable losses in its U.S. income tax return, primarily as a result of the interest expense on the Predecessor’s borrowings. These tax losses were available for offset against future U.S. taxable income. The Predecessor determined that with the uncertainty of the future benefit of such tax losses, it would recognize such benefit only when realized. Consequently, in December 2007 a full valuation allowance has been recognized for the balance of the deferred tax assets relating to U.S. federal and state income taxes.

The difference between the income tax provision and the amount computed using the statutory rates is due to the following:

	Successor	Predecessor
	Three-month	Nine-month	Years ended
	period ended December 31, 2010	period ended September 30, 2010	December 31, 2009	December 31, 2008
			(Adjusted)

Loss before income taxes	(2,888)	(14,586)	(8,391)	(14,349)
Statutory rate - %	34	34	34	34

Statutory benefit at the nominal rate	(982)	(4,959)	(2,853)	(4,879)
Valuation allowance for deferred tax assets (*)	2,586	5,016	3,420	2,691
Permanent differences	1,497	(1,740)	1,555	787
Tax incentives	(294)	(868)	(1,186)	(739)

Income tax (benefit) expense	2,807	(2,551)	936	(2,140)

(*)	A full valuation allowance is recorded for the deferred tax balances of the Company and its subsidiary Terphane Inc.

19 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

An internal review was performed on transfer pricing calculations from prior years of the subsidiary Terphane Ltda. and identified that the amount of US$ 1,785 could be claimed back from tax authorities or offset with future tax payments. As a consequence, this amount was recorded as of December 31, 2009 as “Recoverable taxes” in the balance sheet and as a reduction of current tax in the statement of operations. During 2010, these credits were fully offset with other federal taxes.

When preparing the 2010 transfer pricing calculations of the subsidiary Terphane Ltda., management identified a computational error in the tax calculation related to prior years and decided to proceed with an overall review of the transfer pricing tax calculations with the support of an outside tax consultant. Although the review is still in progress, management has decided to provide for the maximum potential amount, estimated at US$ 2,944 at December 31, 2010, of which US$ 2,126 refers to the year ended December 31, 2009.

As a consequence of this transfer pricing review, the financial information of THC as of December 31, 2009 and for the year then ended, presented for comparative purposes, has been adjusted to reflect and additional US$ 2,126 of income tax expense.

10	Employee Benefit Plan

The Company’s subsidiary, Terphane Inc., maintains an employee benefit plan (the “Plan”) which qualifies under Section 401(k) of the Internal Revenue Code. The Plan allows eligible U.S. employees to contribute an annual maximum of the lesser of 85 percent of eligible compensation or US$ 16.5 in a calendar year. Terphane Inc. matches 50.0% of the employee contributions, up to a maximum contribution of 3.0% of eligible compensation. In addition, Terphane Inc. may elect to make discretionary contributions. During the three-month period ended December 31, 2010, the contributions amounted to US$ 0 and US$ 77 for the nine-month period ended September 30, 2010 (US$ 73 during the year ended December 31, 2009 and US$ 71 during the year ended December 31, 2008) of matching contributions and US$ 52 (US$ 0 during the year ended December 31, 2009 and US$ 49 during the year ended December 31, 2008) of discretionary contributions.

Terphane Ltda. offers certain employees a defined contribution savings program managed by a financial institution. Terphane Ltda. matches contributions made by the employees. During the three-month period ended December 31, 2010, the contributions amounted to US$ 24 and US$ 78 for the nine-month period ended September 30, 2010 (US$ 275 during the year ended December 31, 2009 and US$ 257 during the year ended December 31, 2008). Under Brazilian law, Terphane Ltda. is required to make contributions based on each employee’s gross pay to the Government Severance Indemnity Fund (“FGTS”) and the Brazilian Social Security Institute (“INSS”). Contributions to the FGTS and to the INSS are expensed as incurred. Terphane Ltda. is also required by Brazilian law to pay termination benefits to employees who have been dismissed without just cause. The amount of the benefits is 40.0% of the accumulated contributions made to the FGTS by Terphane Ltda. on the employee’s behalf during his/her term of employment. Terphane Ltda. recognizes these termination costs only when dismissal without just cause is probable.

11	Capital

The Company, a Delaware corporation, is a single member limited liability company and its sole and managing member is Terphane Holdco Lux S.a.r.l., a subsidiary of Vision Capital.

20 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

THC, a Delaware corporation, was a wholly owned subsidiary of Rhône Capital I LLC, and its share capital was composed of 2 Class A common shares and 10,679,692 Class B common shares.

12	Commitments and Contingencies

(a)	Income tax return

The tax returns of the Company and its subsidiaries are subject to review by the tax authorities for various limitation periods defined by law, generally three years in the United States of America and five years in Brazil. These reviews could potentially result in tax assessments against the Company.

(b)	Provision for contingencies

As of December 31, 2010, management has recorded a provision for labor contingencies amounting to US$ 190.

(c)	Possible contingencies

In September 2006, tax authorities in Brazil assessed Terphane Ltda. for alleged understated payments of federal taxes in relation to the calculation of social contributions based on revenues (PIS and COFINS), of the benefits of certain value-added tax (ICMS) incentives, and certain foreign exchange variations. Since the incentives are investment incentives, management believes they should be directly recorded in quotaholders’ equity of Terphane Ltda.’s for tax purposes and excluded from the calculation of taxable revenues for PIS and COFINS purposes. Management also believes that the foreign exchange variations represent reversals of previously recorded foreign exchange losses, and not foreign exchange gains, and therefore should not be subject to PIS and COFINS taxation. The total amounts under discussion are US$ 2,560.

Based on its tax consultants’ opinion, management considers that no provision is necessary for this assessment, since the chance of loss is not probable. Nonetheless, in the event these disputed taxes are eventually required to be paid, the original tax amount and accumulated interest are expected to be deductible in the computation of income tax in Brazil.

In addition, as at December 31, 2010, there were other tax contingencies amounting to US$ 982, for which the chance of loss is considered by management as not probable.

(d)	Other matters

On May 15, 2009, Terphane Ltda. won a case against the Brazilian Tax authorities whereby PIS and COFINS contributions unduly deducted from sales revenues were recovered. The credit was fully recovered during 2009 and amounted to US$ 2,398, being recorded as “Other operating income”.

21 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

13	Interest and Financing Expenses, Net

Interest and financing expenses consist of the following for the periods ended:

	Successor	Predecessor
	Three-month	Nine-month	Years ended
	period ended December 31, 2010	period ended September 30, 2010	December 31, 2009	December 31, 2008
			(Adjusted)
Financial income	59	545	933	101
Financial expense	(4,148)	(17,651)	(16,158)	(15,124)

	(4,089)	(17,106)	(15,225)	(15,023)

14	Segment Information

The following table represents key financial information for the two business segments of the Company, identifiable by the distinct operations in different geographical areas and management of each: Terphane Inc. and Terphane Ltda. Each segment produces, distributes, markets and sells thin polyester film for packaging and industrial applications.

The segment information is presented using the same accounting policies as those used in preparing the internal financial reports used by management. The accounting policies for management purposes are the same as those described in the summary of significant accounting policies.

	Terphane Inc. + TH LLC/THC	Terphane Ltda. + TAC	Intersegment eliminations	Total

Three-month period ended December 31, 2010
Sales
Trade	10,842	34,946		45,788
Intersegment	(82)	(6,305)		(6,387)

Total net sales	10,760	28,641		39,401

Financial expenses (net)	(3,492)	(597)		(4,089)
Income tax expense (benefit)	434	1,900	473	2,807
Net income (loss)	(6,733)	1,697	(659)	(5,695)

Depreciation	(72)	(6,663)		(6,735)
Acquisition of fixed assets	53	1,298		1,351
Total assets at period-end	15,990	151,912	(29,665)	138,237

22 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

	Terphane Inc. + TH LLC/THC	Terphane Ltda. + TAC	Intersegment eliminations	Total
Nine-month period ended September 30, 2010
Sales
Trade	30,881	77,346		108,227
Intersegment	(747)	(19,644)		(20,391)

Total net sales	30,134	57,702		87,836

Financial expenses (net)	(15,511)	(1,595)		(17,106)
Income tax expense (benefit)	(1,621)	(685)	(245)	(2,551)
Net income (loss)	(11,903)	(365)	233	(12,035)

Depreciation	(211)	(12,692)		(12,903)
Acquisition of fixed assets	234	1,695		1,929
Total assets at period-end	20,872	153,768	(26,602)	148,038

Year ended December 31, 2009 - Adjusted (Note 9)
Sales
Trade	30,938	83,462		114,400
Intersegment	(761)	(20,245)		(21,006)

Total net sales	30,177	63,217		93,394

Financial expenses (net)	(13,662)	(1,563)		(15,225)
Income tax expense (benefit)	52	884		936
Net income (loss)	(22,159)	4,104	8,728	(9,327)

Depreciation	(293)	(17,333)		(17,626)
Acquisition of fixed assets	176	1,534		1,710
Total assets at year-end	13,450	97,718	(21,757)	89,411

Year ended December 31, 2008
Sales
Trade	34,320	100,702		135,022
Intersegment	(243)	(19,443)		(19,686)

Total net sales	34,077	81,259		115,336

Financial expenses (net)	(12,608)	(2,415)		(15,023)
Income tax expense (benefit)	(2,442)	302		(2,140)
Net income (loss)	(8,426)	(3,875)	92	(12,209)

Depreciation	(376)	(13,039)		(13,415)
Acquisition of fixed assets	349	3,216		3,565
Total assets at year-end	38,672	91,958	(33,865)	96,765

23 of 26

Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

15	Supplemental Information - Consolidated
Adjusted EBITDA

The indenture governing the Company’s senior secured notes defines Consolidated Adjusted EBITDA as the sum of consolidated net income (loss) and to the extent consolidated net income has been reduced thereby:

•	interest;

•	taxes;

•	depreciation and amortization and other non-cash items and expenses;

•

professional fees and similar expenses related to the sale or disposition of the business or a portion thereof outside the ordinary course of business, whether or not such sale or disposition was consummated and management fees (including fees payable to Vision Capital under management agreements).

In addition, the following items are excluded from the calculation of the consolidated net income (loss), as determined in the indenture:

•

After-tax gains and losses realized upon the sale or other disposition of any property (including pursuant to any sale and leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business.

•	After-tax items classified as unusual, non-recurring, or extraordinary gains or losses.

•

The net income of any person, other than the referent person or a restricted subsidiary of the referent person, except to the extent of cash dividends or distributions paid to the referent person or to a wholly owned restricted subsidiary of the referent person by such person.

•

Any non-cash compensation expense realized for grants of stock appreciation or similar rights, stock options, capital stock or other rights to officers, directors and employees of such person or a subsidiary of such person.

•

Any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of consolidated net income accrued at any time following the issue date of the senior secured notes.

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Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

•	Income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

•

All gains and losses realized on or because of the purchase or other acquisition by such person or any of its restricted subsidiaries of any securities of such person or any of its restricted subsidiaries.

•	The cumulative effect of a change in accounting principles.

•	Interest expense attributable to dividends on Qualified Capital Stock pursuant to Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity-Overall-Recognition”.

•	Non-cash charges resulting from the impairment of assets.

•	Foreign currency gains or losses and other similar charges related to foreign currency translation under US GAAP.

•

Any expenses, charges, write-offs, fees, amortization of deferred financing costs and any increase in amortization or depreciation or other charges (including any non-cash fair value adjustments to inventory or work in progress) resulting from any application of purchase accounting, in each case, in relation to the Transactions (as defined in the indenture) and other acquisitions occurring on or after the issue date of the senior secured notes.

•	Any unrealized gains or losses in respect of currency agreements, commodity price protection agreements or interest swap obligations.

•

In the case of a successor to the referent person by consolidation or merger or as a transferee of the referent person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

The calculation of Consolidated Adjusted EBITDA for the nine-month period ended September 30, 2010 considers that the Predecessor incurred US$ 735 in connection with an operational incident at the Cabo plant in April 2009, net of insurance reimbursement, which has been charged directly to operating expenses. The calculation of Consolidated Adjusted EBITDA for the three-month period ended December 31, 2010 considers that the Successor incurred initial purchase costs related to the Transaction of US$ 5,500 which has been charged directly to operating expenses in accordance with FASB ASC 805, Business Combinations.

Management uses Consolidated Adjusted EBITDA: (a) as a measurement of operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items directly resulting from the Company’s asset base (primarily depreciation and amortization) from its operating results; (b) for planning purposes, including the preparation of the Company’s annual operating budget; (c) as a valuation measure for evaluating the Company’s operating performance and its capacity to incur and service debt, fund capital expenditures and expand its business; and (d) as one measure in determining the value of other acquisitions and dispositions.

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Terphane Holdings LLC (Successor) and

Terphane Holding Corporation (Predecessor)

and Subsidiaries

Notes to the Consolidated Financial Statements

at December 31, 2010, 2009 and 2008

In thousands of U.S. dollars, unless otherwise stated

The Company also believes Consolidated Adjusted EBITDA is a useful performance measure because it also eliminates a number of non-cash items and other items that do not reflect the Company’s core operating performance on a consolidated basis, which allows investors to more easily compare the Company’s performance over various reporting periods on a consistent basis. Although the Company believes that Consolidated Adjusted EBITDA can make an evaluation of the Company’s operating performance more consistent because it removes items that do not reflect its core operations, other companies in the industry may define Consolidated Adjusted EBITDA differently than the Company does. As a result, it may be difficult to compare the performance of other companies to the Company’s performance by using Consolidated Adjusted EBITDA or similarly named non-US GAAP measures that other companies may use.

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